                                                                    EXHIBIT 20.3

                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2


------------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                      APRIL 1997                  MAY 1997                     JUNE 1997
------------------------------------------------------------------------------------------------------------------------------
Total Ending Balance:                 3,630,758,796               3,571,794,158                 3,546,462,829
Ending Principal Balance:             3,572,287,282               3,502,994,002                 3,464,222,138
Ending Non-Principal Balance             58,471,514                  68,800,156                    82,240,692

Investor Percentage:                         41.51%                      41.40%                        42.21%

Yield:                                   46,456,615        15.65%    50,192,050         16.86%     46,921,179       16.07%

Charge-Offs:                            (22,155,757)       -7.46%   (22,100,341)        -7.42%    (22,983,587)      -7.87%

Net Yield: (Yield - C/O)                                    8.19%                        9.44%                       8.20%

------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                                  APRIL                     MAY 1997                     JUNE 1997
------------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance           1,115,151,821               1,115,151,821                 1,115,151,821
 Investor Percentage                         31.30%                      31.22%                        31.83%
 THREE-MONTH-AVG EXCESS SERVICING                           3.15%                        3.56%                       2.81%
                                                         --------                       ------                      ------

Yield:                                   14,542,709        15.65%    15,668,324         16.86%     14,937,005       16.07%

 Charge-Offs                             (6,935,605)       -7.46%    (6,899,007)        -7.42%     (7,316,652)      -7.87%
 Certificate Interest                    (5,338,992)       -5.75%    (5,683,192)        -6.12%     (5,135,926)      -5.53%
 Servicing Fee                                    0         0.00%             0          0.00%              0        0.00%

EXCESS SERVICING:                         2,268,112         2.44%     3,086,125          3.32%      2,484,427        2.67%
------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                                  APRIL                     MAY 1997                     JUNE 1997
------------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance             363,636,975                 363,636,975                   363,636,975
 Investor Percentage                         10.21%                      10.18%                        10.38%
 THREE-MONTH-AVG EXCESS SERVICING                           3.07%                        3.60%                       2.92%
                                                         --------                       ------                      ------

Yield:                                    4,742,194        15.65%     5,109,243         16.86%      4,870,769       16.07%

 Charge-Offs                             (2,261,613)       -7.46%    (2,249,679)        -7.42%     (2,385,868)      -7.87%
 Certificate Interest                    (1,652,508)       -5.45%    (1,758,383)        -5.80%     (1,755,333)      -5.79%
 Servicing Fee                                    0         0.00%             0          0.00%              0        0.00%

EXCESS SERVICING:                           828,073         2.73%     1,101,181          3.63%        729,568        2.41%
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                     JULY 1997             AUGUST 1997                 SEPTEMBER 1997
------------------------------------------------------------------------------------------------------------------------------
Total Ending Balance:                3,493,603,727           3,427,061,008                3,350,299,092
Ending Principal Balance:            3,402,265,057           3,327,943,448                3,248,030,635
Ending Non-Principal Balance            91,338,670              99,117,560                  102,268,458

Investor Percentage:                        42.69%                  43.46%                       44.44%

Yield:                                  52,627,342   18.23%     53,629,788        18.92%     57,280,970        20.65%

Charge-Offs:                           (21,792,948)  -7.55%    (21,387,467)       -7.54%    (22,675,399)       -8.18%

Net Yield: (Yield - C/O)                             10.68%                       11.37%                       12.48%

------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-1                               JULY 1997             AUGUST 1997                 SEPTEMBER 1997
------------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance          1,115,151,821           1,115,151,821                1,115,151,821
 Investor Percentage                        32.19%                  32.78%                       33.51%
 THREE-MONTH-AVG EXCESS SERVICING                     2.93%                        3.00%                        3.72%
                                                     ------                      -------                      -------

Yield:                                  16,940,426   18.23%     17,578,100        18.92%     19,194,130        20.65%

 Charge-Offs                            (7,015,268)  -7.55%     (7,010,116)       -7.54%     (7,598,240)       -8.18%
 Certificate Interest                   (5,470,587)  -5.89%     (5,432,135)       -5.85%     (5,244,598)       -5.64%
 Servicing Fee                          (1,858,586)  -2.00%     (1,858,586)       -2.00%     (1,858,586)       -2.00%

EXCESS SERVICING:                        2,595,985    2.79%      3,277,263         3.53%      4,492,705         4.83%
------------------------------------------------------------------------------------------------------------------------------
SERIES 1996-2                               JULY 1997             AUGUST 1997                 SEPTEMBER 1997
------------------------------------------------------------------------------------------------------------------------------

 Month-End Investor Balance            363,636,975             363,636,975                  363,636,975
 Investor Percentage                        10.50%                  10.69%                       10.93%
 THREE-MONTH-AVG EXCESS SERVICING                     3.05%                        2.93%                        3.89%
                                                     ------                      -------                      -------

Yield:                                   5,524,855   18.23%      5,736,107        18.93%      6,265,044        20.67%

 Charge-Offs                            (2,287,591)  -7.55%     (2,285,911)       -7.54%     (2,477,690)       -8.18%
 Certificate Interest                   (1,691,985)  -5.58%     (1,850,767)       -6.11%     (1,576,977)       -5.20%
 Servicing Fee                            (606,062)  -2.00%       (606,062)       -2.00%       (606,062)       -2.00%

EXCESS SERVICING:                          939,218    3.10%        993,367         3.28%      1,604,315         5.29%
------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------
TOTAL TRUST PERFORMANCE                 OCTOBER 1997
------------------------------------------------------------------
Total Ending Balance:               3,267,905,293
Ending Principal Balance:           3,164,194,315
Ending Non-Principal Balance          103,710,978

Investor Percentage:                       45.53%

Yield:                                 58,638,817         21.66%

Charge-Offs:                          (19,398,962)        -7.17%

Net Yield: (Yield - C/O)                                  14.50%

------------------------------------------------------------------
SERIES 1996-1                           OCTOBER 1997
------------------------------------------------------------------

 Month-End Investor Balance         1,115,151,821
 Investor Percentage                       34.33%
 THREE-MONTH-AVG EXCESS SERVICING                          4.87%
                                                         -------

Yield:                                 20,132,564         21.66%

 Charge-Offs                           (6,660,278)        -7.17%
 Certificate Interest                  (5,793,285)        -6.23%
 Servicing Fee                         (1,858,586)        -2.00%

EXCESS SERVICING:                       5,820,414          6.26%
------------------------------------------------------------------
SERIES 1996-2                           OCTOBER 1997
------------------------------------------------------------------

 Month-End Investor Balance           363,636,975
 Investor Percentage                       11.20%
 THREE-MONTH-AVG EXCESS SERVICING                          5.08%
                                                         -------

Yield:                                  6,571,262         21.69%

 Charge-Offs                           (2,171,833)        -7.17%
 Certificate Interest                  (1,773,260)        -5.85%
 Servicing Fee                           (606,062)        -2.00%

EXCESS SERVICING:                       2,020,108          6.67%
------------------------------------------------------------------

Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

APRIL, MAY, AND JUNE REFLECT A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBER TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT.